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                                                                  EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                               [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE


  KV PHARMACEUTICAL COMPANY ACQUIRES U.S. RIGHTS TO EVAMIST(TM) - A NOVEL NEW
            PRODUCT FOR THE TREATMENT OF THE SYMPTOMS OF MENOPAUSE


   EVAMIST(TM) IS A NOVEL, LOW-DOSE ESTROGEN TRANSDERMAL SPRAY, PENDING FDA APPROVAL, EXPANDING THER-RX'S PRESENCE INTO ONE OF THE LARGEST THERAPEUTIC
               CATEGORIES IN THE U.S. WOMEN'S HEALTHCARE MARKET

St. Louis, MO, March 30, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has entered into an agreement with California-based VIVUS, Inc. for the purchase of U.S. marketing rights to EvaMist(TM), a novel new estrogen transdermal spray that has been developed to deliver estradiol in a convenient easy-to-use dosage form for the treatment of vasomotor symptoms associated with menopause. Under the terms of the all-cash transaction, KV agreed to pay $10 million at closing and to make an additional payment of approximately $140 million at the time of final approval from the FDA. There are also two, one-time milestone payments tied to the net sales of the product. $10 million will be paid if the product achieves $100 million in net sales in a market year and up to $20 million will be paid if the product achieves $200 million in net sales in a market year.

Upon approval, EvaMist(TM) is expected to significantly augment the women's health offerings of KV's branded subsidiary, Ther-Rx Corporation. With a PDUFA action date from the U.S. Food and Drug Administration of July 29, 2007, KV currently expects that the product may be approved and launched during the second half of its fiscal 2008 which begins April 1, 2007.

EvaMist(TM), which has completed Phase III clinical trials, is a patented estradiol transdermal spray that offers a novel approach to the treatment of vasomotor symptoms associated with menopause. The product targets an annual $1.3 billion estrogen replacement market (Source: IMS NSP Audit, January 2006-December 2006) where physicians and patients are seeking an effective and safe, low-dose estrogen product. The Company estimates EvaMist(TM)'s U.S. market potential to be approximately $125 million in peak, annual net sales with gross margins consistent with those currently being achieved by Ther-Rx Corporation. KV believes EvaMist(TM) will offer therapeutic effectiveness with estradiol dosing that is among the lowest available for this indication in a manner that is also cosmetically appealing for women.

Marc S. Hermelin, KV's Chairman of the Board and Chief Executive Officer stated, "EvaMist(TM) is a great strategic fit with our Ther-Rx women's health franchise, an area in which we are devoting significant R&D resources to expand our footprint. EvaMist(TM) targets a new and compelling market for Ther-Rx with great growth potential, menopause, with an innovatively delivered drug that can also help promote patient compliance. Upon approval, we will be able to leverage the promotion of this product through our current branded sales force, focusing on the specific targets of OB/GYN and select Primary Care Physicians that write for estrogen replacement therapy. EvaMist(TM) has the potential to be one of Ther-Rx's largest products in terms of revenue."

"KV, with its strong women's health franchise, is the ideal company to maximize EvaMist(TM)'s potential in the U.S.," said Leland F. Wilson, President and Chief Executive Officer for VIVUS. "If approved, EvaMist(TM) will provide an important new treatment option for women suffering with the symptoms of menopause, and we are


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exceedingly pleased to be able to have a company such as KV, with an exceptional infrastructure already in place to quickly bring the benefits of EvaMist(TM) to patients."

ABOUT EVAMIST(TM)
-----------------

EvaMist(TM) is a small, hand-held, simple-to-use transdermal spray that is designed to provide an easy and convenient means to deliver a preset dose of estradiol via the skin. EvaMist(TM) is placed gently against the skin and an actuator button is pushed, releasing a light transdermal spray containing a proprietary formulation of estradiol. Estradiol is released into the blood stream on a sustained basis over 24 hours. EvaMist(TM) is fast-drying, non-irritating and invisible after application.

EvaMist(TM) was formulated with the patented metered-dose transdermal system (MDTS(R)) which is designed to deliver a once-daily dose resulting in low systemic exposure to estradiol and its metabolites. Among EvaMist(TM)'s key design features are:

     o Effective vasomotor symptom relief at lower doses of estradiol
     o Safety profile associated with transdermal estrogen delivery
     o Innovative, discrete and convenient drug-delivery system
     o When applied, EvaMist(TM) dries in approximately 60 seconds
     o Low rate (<2%) of application site irritation observed in clinical trials

ABOUT ESTROGEN REPLACEMENT THERAPY
----------------------------------

Estrogen replacement therapy ("ERT") is the medical administration of estrogen and it may sometimes also include the use of progestins. ERT replaces hormones which the ovaries no longer produce, either through natural or surgical menopause, and provides relief from the unpleasant symptoms of menopause such as hot flashes and night sweats. Products for ERT come in oral, transdermal patch, and transdermal gel/lotion formulations.

EvaMist(TM) is expected to be the first transdermal spray ERT product approved for use in the U.S. and will be manufactured and supplied to KV by a third party. The ERT market is large with 1.5 million women in the United States entering menopause each year and 75% of those women reporting symptoms. Women naturally enter into menopause usually between the ages of 45 and 55; however, surgical menopause may happen at any age.

KV will expense the initial $10 million payment in the fourth quarter of fiscal 2007 in accordance with GAAP accounting rules as in-process research and development related to the acquisition of this product. Depending on the timing of approval, launch, and anticipated investments in pre-launch activities, this transaction could have a break-even or slightly dilutive effect on KV's fiscal 2008 results of operations, but is expected to be accretive thereafter.

The agreement is subject to customary closing conditions including a review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Pending completion of certain conditions the agreement should close by mid-2007.

ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

ABOUT VIVUS
-----------

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of next-generation therapeutic products addressing obesity and sexual health. VIVUS has three products that are positioned to enter



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Phase 3 clinical trials, and one product currently under NDA review by the
FDA. The investigational pipeline includes: Qnexa(TM), for which a Phase 2 study has been completed for the treatment of obesity; Testosterone MDTS(R), for which a Phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); EvaMist(TM), for which a Phase 3 study has been completed and an NDA submitted for the treatment of menopausal symptoms; and avanafil, for which a Phase 2 study has been completed for the treatment of erectile dysfunction (ED). MUSE(R) is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company's web site at www.vivus.com.

SAFE HARBOR
-----------

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.




All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the outcome of a previously disclosed inquiry into the effect of certain stock option grants by an independent committee of the Company's Audit Committee and the completion of the interim financial statements for the second and third quarters of fiscal 2007; and
(15) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.